                                  PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into by and between (i) AQUILA BIOPHARMACEUTICALS, INC., A DELAWARE CORPORATION ("SELLER") and (ii) ALEXANDRIA REAL ESTATE EQUITIES, INC., A MARYLAND CORPORATION ("Purchaser"), to provide for the purchase and sale of the property herein described.

IN CONSIDERATION OF TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                             ARTICLE I - SALE OF PROPERTY

    SECTION 1. 1 . Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, all of Seller's right, title, and interest (if any) in and to the following property: (i) those two (2) parcels of land located in Rockville, Montgomery County, Maryland, and described in EXHIBIT "A" attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto (the "Land"); (ii) the building and improvements located on the Land (the "Improvements"), which are commonly known as 1500 East Gude Drive, 3 Taft Court and 3-1/2 Taft Court, including all fixtures used in connection with the operation or occupancy of the Land and the improvements, such as heating, air conditioning, electrical, plumbing, security and mechanical systems and facilities used to provide any utility services, refrigeration, waste disposal and other services; (iii) all appliances, furnishings, furniture, fixtures, machinery, heating, ventilating and air conditioning equipment, maintenance equipment, supplies, tools, and other personal property attached to, located at or used in connection with the management, operation, maintenance and repair of the Land and/or Improvements, a complete list of which is attached hereto as EXHIBIT "B";
(iv) any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Land, to the center line thereof; and
(v) ( 1 ) all tenant leases, (2) rents and profits from and after the Closing Date, (3) all security and/or tenant deposits, and other deposits, as more fully described in Section 10.2 hereof, and (4) all intangible property now or hereafter owned by Seller and UseD in connection with the Land, the Improvements or the personal property, including, without limitation, the Service Contracts (as hereinafter defined), building and trademark and trade names, business licenses, architectural, site, landscaping and other permits, applications, approvals, authorizations and other entitlements, guarantees and warranties, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance or repair of the Property or the construction or fabrication thereof, all utility contracts, and all franchises, relating to the


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                                          2

operation of the Property which are owned by Seller, to the extent same are assignable. (All of the foregoing real and personal property is herein collectively referred to as the "Property").

                        ARTICLE II - PURCHASE PRICE; DEPOSIT

    SECTION 2.1. The purchase price for the Property shall be SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00) (the "Purchase Price"), subject, however, to the adjustments and prorations provided for herein.

    SECTION 2.2. The Purchase Price shall be paid to Seller by Purchaser by wire transfer of immediately available funds for credit at Closing, and the Deposit (as hereinafter defined) shall be applied to the Purchase Price.

    SECTION 2.3. Purchaser shall, not later than three (3) business days after the receipt by Purchaser of a fully executed original of this Agreement, deliver to Chicago Title Insurance Company (the "Escrow Agent" and/or the "Title Company"), with its business offices located at 51 Monroe Street, Penthouse III, Rockville, Maryland 20850, as escrow agent, as a good faith earnest money deposit hereunder, the amount of Three Hundred Twenty-Five Thousand Dollars ($325,000.00) (such deposit and all interest thereon is hereinafter referred to as the "Deposit"), by wire transfer of immediately available funds. Escrow Agent shall deposit the funds comprising the Deposit in a money market account, overnight repurchase agreements, or other similar federally-insured investments, as directed by Purchaser and reasonably approved by Seller. Within four (4) business days of receipt of the Deposit, Escrow Agent shall give written notice to Seller and Purchaser of its receipt of the Deposit, and of the name of the institution and the account number in which the Deposit shall be held. The Deposit shall be held and delivered by the Escrow Agent in accordance with the provisions of this Agreement.

            ARTICLE III - RIGHT OF ACCESS TO PROPERTY - FEASIBILITY

    SECTION 3.1 Purchaser, and Purchaser's attorneys, accountants, employees, agents, contractors, and representatives shall have the right at any time and from time to time after the Execution Date (as defined in the last paragraph of this Agreement) to examine and review all data and financial information relating to the Property, to make studies, perform financial analyses and inspect the Property for defects, to survey and make other tests, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geo-technical and environmental/asbestos tests, all at Purchaser's sole cost and expenses. Any and all entries by Purchaser and/or its representatives, agents, employees or contractors upon the Property shall be subject to the rights of tenants in and to the Improvements and the Land. All such studies shall be conducted in a reasonable manner by Purchaser, and by its representatives, agents, employees or contractors, and all entries

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                                          3

into the Improvements shall be conducted during normal business hours. In the event that Purchaser's studies require access to occupied space of a tenant, then Purchaser shall give Seller not less than twenty-four (24) hours telephone notice of its desire to inspect the premises; in the event that Purchaser's studies do not require access to occupied space of a tenant, then Purchaser shall give Seller reasonable advance telephone notice of its inspection of the premises. Purchaser shall conduct its studies in a manner so as not to unreasonably interfere with the business operations of Seller or of any of the tenants of the Property. Neither Purchaser nor Purchaser's representatives, agents, employees or contractors shall disclose to tenants of the Property the possible sale of the Property by Seller. Seller (or a representative of Seller) shall have the right to accompany Purchaser and/or its representatives, agents, employees or contractors to any meeting with a tenant. Seller agrees to cooperate with Purchaser in such investigations and reviews, at no cost to Seller. Purchaser, its representatives, agents, employees, and contractors shall maintain public liability insurance policies insuring against claims arising as a result of the studies of the Property being conducted by Purchaser. Before entering the Property to conduct any studies therein, Purchaser shall supply Seller with individual insurance certificates naming Seller as an additional insured. Purchaser shall conduct no destructive testing or examinations on the Property without first acquiring Seller's prior written consent to the scope, nature and locations of such tests and examinations, which consent shall not be unreasonably withheld, conditioned or delayed (but subject to the rights of tenants of the Property at all times). Purchaser shall, and hereby does, indemnify, defend and hold Seller harmless from any loss, costs (including reasonable attorneys' fees), liability or damages which Seller or the Property may suffer or incur resulting from the activities of Purchaser or Purchaser's employees, agents, representatives and contractors, including without limitation, liability for mechanics' lien claims. Purchaser shall promptly repair any and all damage to the Property caused by Purchaser, or by any of Purchaser's employees, agents, representatives or contractors in the course of their studies, inspections, and other activities on the Property prior to the Closing Date. The obligations of Purchaser described in this Section shall survive termination or expiration of this Agreement.

    SECTION 3.2 Not later than three (3) Business Days after the Execution Date, Seller shall deliver or make available to Purchaser, copies of all contracts, documents, leases, reports, books, records and other materials relating to the Property which are within its possession or control, including, without limitation, as-built plans and tests, soil tests, structural and mechanical reports, environmental studies, maps, plans, agreements, governmental permits and approvals, surveys, construction warranties, an appraisal of the Land and Improvements performed in 1991, and land studies; and expressly including a copy of the year-end 1996 Operating Statements for the Property and a copy of the year-to-date 1997 Operating Statements for the Property as described in Section 6.1.(I) hereof; current rent roll for the Property as described in Section 6.1(J) hereof; copies of all Leases as identified in Section 6.1 (J) hereof; copies of the most recent bills for real estate taxes and

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                                          4

insurance premiums received by Seller which pertain to the Property; copies of all Service Contracts as identified in Section 6.1 (K) hereof; and a copy of Seller's Owner's Title Insurance Policy pertaining to the Property (but expressly excluding any internal evaluations or attorney-client privileged materials) (collectively, the "Seller's Documents").

    SECTION 3.3 Promptly after the Execution Date, Seller shall submit to bioMerieux, Inc. ("BMI") and to BTRL Contracts and Services, Inc. ("BTRL"), both of the tenants of the Property under the Leases, an estoppel certificate, substantially in the form of attached EXHIBIT "G". Each of said estoppel certificates is referred to individually hereinafter as an "Estoppel Certificate", or collectively as the "Estoppel Certificates". Within twenty-five (25) days after the Execution Date, Seller shall deliver to Purchaser an Estoppel Certificate executed by BMI, provided that so long as Seller has used reasonable efforts to acquire same from BMI, it shall not be deemed to be in default of any of its obligations under this Agreement in the event that BMI refuses to deliver the Estoppel Certificate substantially in the form of attached EXHIBIT "G", or to deliver any estoppel certificate at all. Within the aforesaid twenty-five (25) day period after the Execution Date, Seller shall also deliver to Purchaser an Estoppel Certificate from BTRL if the same is received by Seller. Within the Study Period, (as such term is hereinafter defined), Purchaser shall review, and shall approve or disapprove, each of the Estoppel Certificates delivered by Seller to Purchaser, in Purchaser's sole discretion. Other than as set forth herein, Seller shall have no obligation to acquire estoppel certificates from tenants in connection with the sale of the Property to Purchaser.

    SECTION 3.4 Notwithstanding anything herein to the contrarY, if Purchaser determines in its sole and absolute discretion that the Property, or any information acquired by Purchaser as a result of its studies concerning same (including, without limitation, any information contained in any of the Estoppel Certificates acquired by Seller and delivered to Purchaser, or any information contained in the Title Commitment, the Survey or the UCC Searches acquired by Purchaser which Seller does not expressly agree to cure in the manner provided in Section 4.1), is unacceptable to Purchaser in any respect, then in any such event, Purchaser shall have the right at its sole option to terminate this Agreement by written notice sent to and received by Seller on or before 5:00 p.m. East Coast time on the thirtieth (30th) calendar day following the receipt by Purchaser of a fully executed original of this Agreement. The period between such date and 5:00 p.m. East Coast time on the thirtieth (30th) calendar day following such date is herein referred to as the "Study, Period". Upon termination of this Agreement by Purchaser during the Study Period as aforesaid, Purchaser will return to Seller all of the Seller's Documents previously delivered to Purchaser; Purchaser shall repair any damage to the Property caused by its studies and investigations; the Deposit shall be returned to Purchaser; and the parties shall be relieved of all furtherr obligations hereunder (except as otherwise expressly set forth herein). If Purchaser terminates this Agreement prior to the end of the Study Period as permitted hereby,


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                                          5

Purchaser shall keep confidential all information and material pertaining to the Property which was acquired by it during the Study Period (other than as required by applicable law or regulation), which obligation of confidentiality shall expire on the second (2nd) anniversary following the date of termination of this Agreement by Purchaser.

    If Seller shall not receive Purchaser's notice terminating this Agreement prior to 5:00 p.m. East Coast time on the last day of the Study Period, then this Agreement shall remain in full force and effect and the parties shall proceed to Closing in the manner set forth herein.

    Notwithstanding anything to the contrary contained in this Agreement, wherever a reference is made herein to a return of the Deposit to Purchaser after a termination of this Agreement, if there exists on the date the Deposit is to be returned to Purchaser any damage to the Property which Purchaser is obligated to repair, a portion of the Deposit in an amount reasonably determined by the parties to be sufficient to repair said damage shall continue to be held by Escrow Agent in escrow until the damage is repaired, after which time it shall be returned promptly to Purchaser. Seller shall have the right to use said funds to repair the Property in the event that all such damage to the Property has not been repaired by Purchaser within thirty (30) days after the date of termination of this Agreement; provided, however, the establishment of said escrow shall not limit or in any way mitigate Purchaser's obligation to pay for the full cost of repairing all damage to the Property caused by its studies, tests and examinations.

                      ARTICLE IV - TITLE AND PROPERTY CONDITION

    SECTION 4.1. Not later than twenty (20) days after the Execution Date, Purchaser shall have obtained a Commitment for Title Insurance (the "Title Commitment") issued by the Title Company, together with legible copies of all documents referenced as exceptions therein describing encumbrances, liens and/or defects in title that would affect the value or use of the Property. Not later than twenty-five (25) days after the Execution Date, Purchaser also shall have obtained (a) a current As-Built American Land Title Association survey of the Property (the "Survey"), in form reasonably satisfactory to Purchaser, the Title Company and any lenders designated by Purchaser (the "New Lenders"), prepared and certified to Purchaser, the Title Company, the New Lenders, and such other persons or entities as Purchaser may, in its discretion, request, by a surveyor licensed in the State of Maryland, showing any and all matters which Purchaser and the New Lenders may reasonably require, including, without limitation, all Improvements, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments, and encumbrances affecting the same; and (b) a UCC Search with regard to the personal property included in the sale (the "UCC Search").

    Purchaser shall have until the last day of the Study Period to notify Seller in writing of any objection which Purchaser may have to any exception reported in the Title Commitment or matter shown on the Survey or the UCC Search (or any updates thereof, but, as to such updates, only as to matters arising during the period of time after the effective date of the Title Commitment the Survey, or the UCC Search [as applicable]; provided, however, that if any such updates are received by Purchaser, Purchaser shall have an additional five (5) Business Days, regardless of the occurrence of the last day of the Study Period, following Purchaser's receipt of such update to notify Seller of objections to items shown on any such update). Exceptions reported in the Title Commitment and matters shown on the Survey or the UCC Search (or any updates thereof) not objected to by Purchaser as provided above, as well as any other matters or exceptions which existed prior to the effective date of the Title Commitment, the Survey or the UCC Search (as applicable) which were not reported therein, shall be deemed to be "Permitted Exceptions." Seller shall notify Purchaser within three (3) Business Days of receipt of written notice of Purchaser's objection to title whether it shall take action to remove from title to the Property any exceptions and matters so objected to by Purchaser. The failure of Seller to so notify Purchaser shall be deemed an election by Seller to take no action. If Seller elects not to take such action, then any such matter objected to by Purchaser shall be deemed a Permitted Exception unless Purchaser terminates this Agreement by the date which is the later to occur of (i) three (3) Business Days after receipt of Seller's notice electing whether to take such remedial action (or the expiration of the aforesaid 3 Business Day period during which Seller failed to respond), or (ii) the last day of the Study Period. As a condition to Closing, Seller shall take all action necessary either (y) to remove from title to the Property any exceptions and matters so objected to by Purchaser which Seller has elected to cure in the manner set forth above, or in the alternative, (z) to obtain for Purchaser title insurance insuring over such exceptions or matters which Seller has elected to cure, such insurance to be in form and substance satisfactory to Purchaser, as determined in its reasonable discretion. If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any exceptions or matters objected to by Purchaser which Seller has elected to cure in the manner set forth above, and Purchaser is unwilling to take title subject thereto, then, Purchaser may terminate this Agreement (in which case Escrow Agent shall return the Deposit to Purchaser, Purchaser shall repair any damage to the Property caused by Purchaser or its representatives, employees, agents or contractors, and neither party shall thereafter have any rights or obligations to the other hereunder); PROVIDED, HOWEVER, that if such objected to exceptions or matters as described above are not removed by the Closing Date (after Seller elected to do so) Purchaser may elect, upon written notice delivered to Seller on or prior to such date, to (a) extend the Closing Date to allow Seller a reasonable period of time to remove such objected to exceptions or matters or
(b) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed Permitted Exceptions. Seller shall in any event be required to discharge and remove any and all liens and encumbrances affecting the Property which secure an obligation to pay money (other than installments of

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                                       7

real estate taxes not delinquent as of the Closing) and, even though Purchaser does not expressly disapprove such liens and encumbrances, such liens shall not be Permitted Exceptions.

    SECTION 4.2. Seller covenants and agrees not to create or consent to the imposition of any lien, encumbrance, easement, reservation, limitation, covenant, condition or restriction upon the Property between the Execution Date and the Closing Date without obtaining the prior written consent of Purchaser.

    SECTION 4.3. CONDITION OF PROPERTY. Other than as expressly set forth in this Agreement, at the Closing, Seller shall deliver the Property to Purchaser in the same "AS IS, WHERE IS" condition which existed on the date hereof, ordinary wear and tear excepted and in the condition permitted by the terms of Article XI.

                                 ARTICLE V - CLOSING

    SECTION 5.1. Purchaser hereby authorizes the Title Company to act as the settlement agent for purposes of conducting the Closing. Closing of this Agreement (the "Closing") shall be held at the office of the Title Company which are located at 51 Monroe Street, Penthouse III, Rockville, Maryland 20850. If all conditions precedent as set forth in this Agreement are fully satisfied (except those conditions for the benefit of Purchaser, if any, which Purchaser in its sole discretion may waive in writing, and those conditions for the benefit of Seller, if any, which Seller in its sole discretion may waive in writing), Purchaser and Seller shall make full settlement hereunder pursuant to the terms hereof on a date and at a time selected by Purchaser, and mutually convenient to both Seller and Purchaser, but in no event shall said date be later than fifteen (15) days following the expiration date of the Study Period. Purchaser shall give to Seller at least five (5) days prior written notice of its proposed date and time of Closing. Purchaser acknowledges that Seller's business offices are in Massachusetts, and accordingly, Purchaser agrees to use all reasonable efforts to cause the Title Company to deliver to Seller for execution the deed of conveyance, the settlement statement, and all other documents necessary for the consummation of the transactions contemplated by this Agreement, in advance of the proposed date of Closing, and, under such circumstances, Closing shall occur without the necessity of a formal meeting of both Seller and Purchaser in the offices of the Title Company as otherwise described herein. The date of Closing is sometimes referred to as the "Closing date" in this Agreement.

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                                          8

                        ARTICLE VI - SELLER'S AND PURCHASER'S
                            REPRESENTATIONS AND WARRANTIES

    SECTION 6.1. Seller represents, warrants and covenants to Purchaser that, as of the Execution Date:

    (A) Seller is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation, is in good standing and is qualified to do business in the State of Maryland. Seller has the authority and power to enter into this Agreement and to consummate the transaction provided for herein, and such action will not breach any court order, the organizational documents of Seller or other existing agreement or agreements to which Seller is a party. No governmental or third party approvals or consents are required for Sellers execution and delivery of this Agreement, or performance of its obligations hereunder, and Sellers execution and performance hereof do not and shall not violate, and are not restricted by, any other contractual obligations or any legal requirements to which Seller is a party or by which Seller is bound.

    (B) There is no action, suit, proceeding or investigation pending or, to Seller's actual knowledge, threatened before any agency, court or other governmental authority which relates specifically to Seller, the Property or Seller's operation thereof (other than minor property damage and personal injury cases in the nature of slip and fall cases which are being handled in due course by Seller's insurance carrier, if any). On the Effective Date, (but not necessarily on the Closing Date), no such minor property damage or personal injury cases exist. If any such minor property damage or personal injury cases exist on the Closing Date, Seller shall so advise Purchaser (but the existence thereof shall not be a breach of Seller's representations or warranties as set forth herein). There are no actions, suits or proceedings pending, contemplated or threatened to be initiated by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the Execution Date, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's actual knowledge, threatened, against Seller. In the event any proceeding of the character described herein is initiated prior to the Closing, Seller shall promptly advise Purchaser in writing.

    (C) There is no condemnation proceeding affecting the Property currently pending, Seller has not received notice of any contemplated condemnation proceedings nor, to Seller's actual knowledge, is any such proceeding threatened.

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                                       9

    (D) To Seller's actual knowledge, Seller has obtained all permits, licenses and consents necessary to own, operate, develop, use and maintain the Property as commercial office buildings. To Seller's actual knowledge, all such permits, licenses and consents are, or will be on the Closing Date, in full force and effect. The list of documents set forth on EXHIBIT "H" attached hereto (collectively, the "Approvals") are the permits, licenses, certifications, approvals, consents, and authorizations in the possession of Seller which are applicable to its operation of the Property. To Seller's actual knowledge, the Approvals are in full force and effect. To Seller's actual knowledge, all of the Approvals are transferable to Purchaser without the necessity of any approval or consent or additional payment (other than a de minimis payment) and no such transfer will affect the validity thereof. Seller has not received notice of any failure of the Property to comply with any applicable governmental requirements in regard to the use, occupation and construction thereof, including, but not limited to, environmental, zoning, platting and other land use requirements and Seller has not received notice of and has no actual knowledge of any violations or investigations relating thereto.

    (E) Seller has not received notice of any default or breach by Seller under any covenants, conditions, restrictions, rights-of-way or easements which may affect the Property, and, to Seller's actual knowledge, no such default or breach now exists.

    (F) To Seller's actual knowledge, there are no presently pending special or general assessments against the Property, and no new special or general assessments are threatened against the Property.

    (G) To Seller's actual knowledge, all Exhibits hereto are current, complete and correct in all material respects.

    (H) Seller has not received notice of any proposed increase in the assessed valuation of the Property.

    (I) The actual income and expenses of the Property for (i) the full calendar year l996 and (ii) the partial calendar year 1997 are fully, truly and accurately set forth in all material respects on EXHIBIT "C" which is attached hereto.

    (J) EXHIBIT "D" attached hereto contains a current, correct and complete rent roll including a list of all leases (sometimes, "Leases") with tenants of the Property as of the Execution Date. Seller has delivered to Purchaser a current, correct and complete copy of each of the Leases, including all amendments thereto and guarantees thereof. The information contained in EXHIBIT "D;)" (as updated by Seller to Purchaser from time to time) is and will continue to be current, correct and complete in all material respects. Each of the Leases listed in EXHIBIT "D:)" is in full force and effect. To Seller's actual

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                                          10

knowledge, Seller is not in default under any of the Leases in any material respect. Except as otherwise provided in EXHIBIT "D", as of the Execution Date (but not as of the date of Closing), none of the tenants under the Leases is in default in the payment of any rent under its Lease, or, to Seller's actual knowledge, in the performance or observance of any covenant or condition to be kept, observed or performed by the tenant under such Lease. Except as otherwise provided in EXHIBIT "D)" or in a Lease, none of such tenants is or will be entitled to any rent rebate, concession, deduction or offset. No tenant has paid any rent, additional rent or other charge for a period of more than thirty (30) days in advance, which shall not be adjusted by and between Seller and Purchaser at Closing. Seller has no actual knowledge of any claims, defenses or counterclaims that would affect payment of rent or other sums or performance of any obligations by the tenants under the Leases except as described in EXHIBIT "D". Seller has received no notices of any failure of Seller to supply any services which Seller is required to furnish pursuant to any Lease. Seller has received no notices of any items of work, repair, maintenance or construction to be completed by Seller pursuant to any Lease for the benefit of any tenant and Seller has no knowledge of any such work to be done. Except as set forth on the Exhibit "D", as of the Execution Date (but not as of the date of Closing), Seller has received no notice from any tenant (i) to cancel any Lease prior to its natural date of expiration, (ii) that such tenant is or may become unable or unwilling to perform any or all of its obligations under its Lease, whether for financial or other reasons, or that an action or proceeding, voluntary or involuntary, is pending or threatened against such tenant under any section or sections of any bankruptcy or insolvency law, or (iii) that such tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to its Lease. Seller has received no notice of any default by the landlord under any Lease and has no actual knowledge of any fact or facts which would now or with the giving of notice or the passage of time or both be a default under the terms thereof, except as otherwise set forth on EXHIBIT "D".

    As of the Closing Date, there will be no brokerage or other leasing commissions payable in connection with any of the existing tenants or the Leases, or with any new leases or amendments of existing Leases which were acquired without Purchaser's prior written consent [which consent shall be granted or withheld in the manner set forth in Section 7.1(D)]. Purchaser acknowledges that it shall be obligated to pay any brokerage or other leasing commissions payable in connection with any new leases for space in the Improvements, or any amendments of existing Leases, executed after the Execution Date with Purchaser's prior written consent as aforesaid.

    For all purposes of Seller's representations and warranties contained in this Section 6.1(J), any reference to "tenant" shall be deemed a reference only to BMI (and any references to Leases shall be deemed a reference only to the Lease with BMI), unless

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                                       11

BTRL is still a tenant of the Property on the Closing Date, in which event all such representations and warranties shall apply to BTRL as well as to BMI.

        (K) EXHIBIT "E" attached hereto contains a current, complete and correct list and copy of all contracts or agreements ("Service Contracts") to which Seller is a party relating to the management, leasing, operation, maintenance or repair of the Property in effect on the Execution Date. Except as set forth in EXHIBIT "E", all of such Service Contracts may be terminated by Seller or the then owner of the Property without cost or penalty (other than a de minimis payment) upon no more than thirty (30) days written notice without cause. Seller is not in default under any such Service Contracts to its actual knowledge.

        (L) All bills and claims for labor and construction performed and materials, equipment or services furnished to or for the benefit of the Property for all periods prior to the Closing Date which could result in a valid mechanic's lien being filed against the Property will be paid in full as of the Closing Date, or, if not paid, will be bonded to the reasonable satisfaction of Purchaser and the Title Company. As of the Closing Date, there will be no mechanic's liens or materialmen's liens (whether or not perfected) on the Property.

        (M) To Seller's actual knowledge, except as set forth in EXHIBIT "F" attached hereto, (i) no toxic materials, hazardous waste or hazardous substance (as these terms are defined in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 ET. SEQ.) or in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET. SEQ.)) including, without limitation, any asbestos or asbestos-related products or materials and any oils, lead, lead based products or materials, petroleum-derived compounds or pesticides (hereinafter referred to as the "Hazardous Materials") are located on or about the Property, other than commercially reasonable amounts of such materials which are used by tenants of the Property in the ordinary conduct of their businesses as permitted by their Leases, and oil and gas stored in vehicles located on the Property; (ii) the Property has not been used for the storage, manufacture or disposal of Hazardous Materials or as a dump site for Hazardous Materials; and (iii) Seller has complied with all federal, state and local environmental laws and regulations affecting the Property. Further, no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, Hazardous Materials or any other environmental, health or safety matters affecting the Property or any portion thereof from any person, government or entity has been received by Seller, and to Seller's actual knowledge, no such complaint, order, citation, or notice has been issued (but not received) by Seller. To Seller's actual knowledge, any Hazardous Materials used by tenants of the Property as set forth in subsection (i) above, are stored and used on the Property in accordance with applicable law pertaining to the hazardous nature of such materials. To

Seller's actual knowledge, except as set forth in EXHIBIT "F", the Property does not contain any underground tanks for the storage or disposal of Hazardous Materials.

        (N) All fixtures, equipment and personal property listed in EXHIBIT "B" and included in this sale are, and at Closing will be, owned by Seller (except to the extent that such items are consumed or are discarded after becoming broken, damaged or obsolete in the ordinary course of Seller's operation of the Property), and at Closing all of the foregoing will be free and clear of any chattel mortgages, conditional bills of sale, security agreements or financing statements and other liens and encumbrances of any kind.

        (O) Seller is the legal and equitable owner of the Property, with full right to convey the same. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property (other than extension rights or options to renew leasehold interests as may be set forth in the Leases).

        (P) Seller has received no notice of any filing or petition, under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors, which pertains to Seller, and Seller has filed no such notice or petition.

        (Q) Seller is not a foreign person within the meaning of 42 USCS
Section 1445(f)(3).

        (R) There are currently in effect such insurance policies as are listed on EXHIBIT "I" attached hereto. All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement. Seller has not received and has no actual knowledge of any notice or request from any insurance company requesting the performance of any repair work or alteration with respect to the Property which has not been complied with. Seller has received no notice from any insurance company concerning, nor does Seller have actual knowledge of, any defects or inadequacies in the Property which, if not corrected, would result in the termination of the insurance coverage identified on EXHIBIT "I", or increase its cost.

        (S) There are no employees who are employed by Seller in the operation, management or maintenance of the Property for whom Purchaser shall have any obligation after the Closing Date.

        (T) Seller has not received written notice that any party to any of the Property Documents considers a breach or default by Seller to have occurred.

As used in this Agreement, the term "Seller's actual knowledge" means the actual (and not the constructive) current knowledge of Stephen J. DiPalma, Chief Financial Officer of Seller, and does not imply any inspection, examination or other inquiry undertaken by Seller or said individual to determine the accuracy of any representation, warranty or other statement made "to Seller's actual knowledge" in this Agreement, or in any of the documents to be executed by Seller and delivered to Purchaser at Closing.

    SECTION 6.2. Purchaser represents, warrants and covenants to Seller that, as of the Execution Date:

        (A) Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation, and is in good standing and qualified to do business in the State of Maryland. Purchaser has the authority and power to enter into this Agreement and to consummate the transactions provided for herein, and such action will not breach any court order, the organizational documents of Purchaser or other existing agreement or agreements to which Purchaser is a party.

        (B) This Agreement constitutes the valid and binding obligation of Purchaser.

        (C) No governmental or third party approvals or consents are required for Purchaser's execution and delivery of this Agreement, or performance of its obligations hereunder, and Purchaser's execution and performance hereof do not and shall not violate, and are not restricted by, any other contractual obligations or any legal requirements to which Purchaser is a party or by which Purchaser is bound.

    SECTION 6.3. All of the representations, warranties and covenants of Seller contained in this Article VI or elsewhere herein are material inducements to Purchaser's execution of this Agreement and to its agreement to purchase the Property, and all of the representations, warranties and covenants of Purchaser contained in this Article VI or elsewhere herein are material inducements to Seller's execution of this Agreement and to its agreement to sell the Property. At Closing, Seller and Purchaser each shall reconfirm to the other party in writing, by certification in the form which is attached hereto as EXHIBIT "L", its representations and warranties made herein as of the Closing Date, including any non-material modifications thereto which are necessitated by a change of circumstances, and shall deliver said written certification to the other party. All representations and warranties of both parties hereunder shall be deemed to be continuing representations and warranties, and shall continue in force through Closing and shall survive the Closing of the sale and purchase of the Property under this Agreement for a period of one (1) year from the Closing Date, at which time they shall expire and be of no further force or effect. If any representations or warranties of Seller are not correct as of the Closing Date, then Purchaser at its sole option and discretion may elect to (i) terminate this Agreement whereupon the
                                          l4

Deposit shall be promptly returned to Purchaser, and both Seller and Purchaser shall perform the obligations required of each of them upon a termination of this Agreement as otherwise described herein, after which this Agreement shall be null and void, or (ii) waive in writing such inaccuracies or nonperformance and proceed hereunder without regard thereto, or (iii) institute actions against Seller for specific performance or other relief in equity [provided, if said failure of such representations and/or warranties to be true is not the result of the willful action or inaction of Seller in disregard of its obligations to Purchaser as set forth in this Agreement, and if Seller can cause said representation or warranty to become true, then Seller shall not be obligated to perform any work to the Property or to expend any monies other than as expressly set forth herein, and Seller shall be obligated only to deliver the Property to Purchaser on the Closing Date in the same "AS IS, WHERE IS" condition which existed on the Execution Date, excepting therefrom changes in the condition of the Property caused by ordinary wear and tear or as set forth in Article XI.] Similarly, if any representations or warranties of Purchaser are not correct as of the Closing Date, then Seller at its sole option and discretion may elect to proceed in the same manner as Purchaser as set forth in subsections (i)-(iii) above.

    SECTION 6.4. Other than as expressly set forth in this Article VI or elsewhere in this Agreement, Purchaser shall have no claim for any damage or remedy by reason of the existence or nonexistence of (i) any fact not represented herein, or (ii) any condition of the Property, the nature of any tenancy or the terms of any Leases, or any other circumstance surrounding the Property or its sale by Seller to Purchaser, which is not specifically addressed by this Agreement.

                 ARTICLE VII - SELLER'S OBLIGATIONS PENDING CLOSING

    SECTION 7.1. During the continuance of this Agreement, until the Closing Date, Seller covenants to perform the following obligations:

        (A) Seller shall continue to operate the Property as commercial office buildings in the same manner as presently operated. In this respect, Seller shall (1) continue to repair and maintain the Property (including the repair, maintenance and, if necessary, the replacement of equipment, furniture, furnishings, fixtures and appliances) in the same manner as presently repaired and maintained, in all material respects (but subject to the provisions of Section 4.3); (2) not knowingly violate any lawful order or directive of a governmental agency with respect to the Property; (3) manage the Property by collecting rents and otherwise enforcing the Leases and rental agreements of the various tenants; (4) perform all obligations required of it pursuant to the Service Contracts; and (5) maintain, keep in effect, and pay the premiums for the insurance on the Property which is in effect on the Execution Date.

        (B) Seller will not directly or indirectly sell, assign, convey or create any right, title, or interest in the Property to any third party, or enter into any agreement to do any of the foregoing, without first acquiring the prior written consent of Purchaser thereto, as Purchaser shall determine in its sole discretion (except as otherwise expressly provided herein). Except for the Permitted Exceptions, Seller will not create or permit to exist any lien, encumbrance, or charge on the Property, without discharging the same at or prior to Closing (except as otherwise expressly provided herein).

        (C) Seller will not enter into any new contracts, or amend or terminate any existing Service Contracts which may not be canceled on thirty
(30) days' notice, or permit any major management or operational changes relating to the management, leasing, operation, maintenance or repair of the Property, without Purchaser's prior written approval which approval shall not be unreasonably withheld, conditioned or delayed.

        (D) Seller will not enter into any new leases, or amend or terminate any existing Leases between the Execution Date and the expiration date of the Study Period without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; Seller will not enter into any new leases, or amend or terminate any existing Leases between the expiration date of the Study Period and the Closing Date without Purchaser's prior written consent, which consent may be granted, conditioned or withheld as Purchaser shall determine in its sole discretion. Purchaser shall be deemed to have acted unreasonably in not approving a new lease or an amendment of an existing Lease between the Execution Date and the expiration date of the Study Period if the proposed use of the premises is for lab and/or related office purposes, and the rent to be paid by the proposed tenant is consistent with the fair market rental value of said premises.

        (E) Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller acquires actual knowledge subsequent to the Execution Date which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or unlikely of being performed, it being expressly understood that Seller's obligation to provide information to Purchaser under this Section 7.1 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

        (F) Seller shall have the right to maintain the Property on the market, and to commence and/or continue any and all negotiations with any other prospective optionees or purchasers of the Property, until such time as the Study Period has expired and the parties are proceeding to Closing in accordance with the terms of this Agreement. At all times after the Execution Date, Seller shall advise Purchaser of the status of any negotiations with potential tenants at the Property.

                     ARTICLE VIII - CLOSING REQUIREMENTS

   SECTION 8.1. At Closing, Seller shall do the following:

        (A) Deliver to Purchaser all Seller's Documents including the original Leases (to the extent said original instruments are in the possession or control of Seller, otherwise copies shall be delivered to Purchaser), to the extent not previously delivered pursuant to Article III above;

        (B) Execute and deliver to Purchaser an assignment of all Service Contracts;

        (C) Execute and deliver to the Title Company an affidavit in form and substance satisfactory to the Title Company and consistent with customary practices in Montgomery County, Maryland, permitting the Title Company to delete from Purchaser's title policy exceptions for mechanics' liens and parties in possession (other than tenants under recorded leases, if any, and specifically identified tenants then occupying space in the Property under unrecorded leases);

        (D) Execute and deliver to Purchaser and the Title Company a sworn statement that Seller is not a "foreign person" and containing such other information as may be required by Section 1445(b)(2) of the Internal Revenue Code, and regulations thereunder;

        (E) Execute and deliver to Purchaser an assignment of all Leases, and assign and deliver any deposits related thereto in the form attached hereto as EXHIBIT "M" [with security and/or tenant deposits being equal to the deposits made by current tenants, accrued interest, if any, earned by tenants in accordance with their respective Leases and local law, and deposit refunds plus interest due, but not yet paid, less any monies expended by Seller (or its predecessors-in-interest, as landlord) from said security and/or tenant deposits to cure defaults by tenants of the Property];

        (F) Execute and deliver to Purchaser an assignment of (i) the Project Plans, and (ii) all licenses, franchises, permits and contract rights relating to the operation of the Property, to the extent the same are assignable;

        (G) Execute and deliver to Purchaser (i) a good and sufficient bill of sale in the form attached hereto as EXHIBIT "N" conveying to Purchaser good title to all personal property described on EXHIBIT "B";

        (H) Execute and deliver to Purchaser a certification that all representations and warranties set forth in Section 6.1 are true and correct on the Closing Date (as same may be modified in a non-material manner resulting from a change in circumstances);

        (I) Such proof of Seller's authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing any instruments, documents or certificates on behalf of Seller as may be reasonably required by Title Company, Purchaser or the New Lenders;

        (J) Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Purchaser, Escrow Agent, the New Lenders or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein (but only to the extent that any such document does not enlarge or extend the obligations of Seller as provided in this Agreement); and

        (K) Seller shall deliver possession of the Property to Purchaser upon the Closing, subject to the rights of tenants under the Leases. Further, Seller hereby covenants and agrees to deliver to Purchaser, on or prior to the Closing, the following items:

            (a) Originals of the Approvals (to the extent same are in Seller's possession or under its control);

            (b) The Intangible Property, including, without limitation, the original Seller's Documents (to the extent same are in Seller's possession or under its control and have not been previously delivered); and

            (c) The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

        (L) Execute and/or deliver such other documents as Seller and Purchaser may have agreed for Seller to deliver at Closing.

        (M) Execute and deliver to Purchaser a Special Warranty Deed to the Land and Improvements in the form attached hereto as EXHIBIT "J".

    SECTION 8.2. At Closing, Purchaser shall deliver the Purchase Price to Seller, and shall do the following:

        (A) Execute and deliver to Seller an assumption of all Seller's obligations from and after the Closing Date set forth in the Service Contracts which are assigned by Seller to Purchaser pursuant to
Section 8.1(B) hereof;

        (B) Execute and deliver to Seller an assumption of all Seller's obligations from and after the Closing Date set forth in Leases which are assigned by Seller to Purchaser pursuant to Section 8.1(E) hereof
(including, without limitation, all obligations relating to deposits held by landlord under said Leases and delivered by Seller to Purchaser);

        (C) Deliver to Seller and the Title Company evidence reasonably satisfactory to Seller and the Title Company that (i) Purchaser is duly formed and validly existing in the state of its formation and is in good standing and qualified to do business under the laws of the State of Maryland, and (ii) Purchaser has the authority and power to enter into this Agreement and to consummate the transaction provided for herein, (iii) the consummation of the transaction provided for herein will not breach the organizational documents of Purchaser, and (iv) the individuals executing all documents in connection herewith on behalf of Purchaser have the authority and power so to do;

        (D) Execute and deliver to Seller a certification that all representations and warranties set forth in Section 6.2 are true and correct on the Closing Date;

        (E) Execute and/or deliver such other documents as Seller and Purchaser may have agreed for Purchaser to deliver at Closing;

        (F) Such proof of Purchaser's authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing any instruments, documents or certificates on behalf of Purchaser as may be reasonably required by Title Company or Seller; and

        (G) Such other documents and instruments, signed and properly acknowledged by Purchaser, if appropriate, as may be reasonably required by Seller, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein (but only to the extent that any such document does not enlarge or extend the obligations of Purchaser as provided in this Agreement).

    The delivery to the Title Company of the Purchase Price, the executed deed of conveyance, bill of sale, assignment of the Leases and security deposits, assignment of the Service Contracts, and all other documents and instruments required to be delivered by either party to the other by the terms of this Agreement shall be deemed to be a good and sufficient tender of performance of the terms hereof.

          ARTICLE IX - CONDITIONS TO OBLIGATIONS OF PURCHASER
                          AND SELLER TO CLOSE

    SECTION 9.1. The obligations of Purchaser to close hereunder shall be conditioned upon the fulfillment of the following conditions at or prior to
Closing:

        (A) Seller shall have performed all agreements, undertakings and obligations and complied with all conditions required by this Agreement to be performed and/or complied with by Seller in all material respects.

        (B) All representations and warranties made by Seller set forth in
Article VI shall be true and correct on the Closing Date, in all material respects, as if made on and as of the Closing Date.

        (C) No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

        (D) BTRL is no longer in possession of any portion of the Property, or alternatively, Seller shall have performed its obligations to Purchaser to acquire an Estoppel Certificate from BTRL prior to the expiration of the Study Period in conformance with the requirements of Section 3.3 (the contents of which Purchaser shall have approved or disapproved in connection with its determination whether to proceed to Closing or to terminate the Agreement prior to the expiration of the Study Period).

        (E) No damage, destruction or loss to the Property in excess of $100,000.00, whether or not covered by insurance, shall have occurred and not be repaired prior to the Closing Date.

    In the event that any of the conditions set forth above in this Section
9.1 have not been fulfilled in all material respects on the Closing Date, Purchaser shall have the right, at its option, to terminate this Agreement by giving written notice to Seller, in which event Purchaser shall return the Seller's Documents to Seller and repair any damage to the Property caused by its studies and investigations, the Deposit shall be returned to Purchaser and the parties hereto shall be relieved of all obligations hereunder, except that the foregoing shall not relieve Seller of any liability to Purchaser for the breach of any representation or warranty set forth in this Agreement in the manner set forth in Section 6.3, or for a default in the performance of its obligations set forth in this Agreement in the manner set forth in
Article XII.

    SECTION 9.2. The obligations of Seller to close hereunder shall be conditioned upon the fulfillment of the following conditions at or prior to Closing:

         (A) Purchaser shall have performed all agreements, undertakings and obligations and complied with all conditions required by this Agreement to be performed and/or complied with by Purchaser in all material respects.

         (B) All representations and warranties made by Purchaser set forth in
     Article VI shall be true and correct on the Closing Date, in all material respects, as if made on and as of the Closing Date.

    In the event that any of the conditions set forth above in this Section
9.2 have not been fulfilled in all material respects on the Closing Date, Seller shall have the right, at its option, to terminate this Agreement by giving written notice to Purchaser, in which event the Deposit shall be returned to Purchaser and the parties hereto shall be relieved of all obligations hereunder, except that the foregoing shall not relieve Purchaser of any liability to Seller for the breach of any representation or warranty set forth in this Agreement in the manner set forth in Section 6.3 hereof, or for a default in the performance of its obligations set forth in this Agreement in the manner set forth in Article XII.

    SECTION 9.3. Either party shall have the right at its option to waive in writing any conditions of this Agreement which are included for its benefit, and to proceed hereunder without regard to any nonperformance or non-satisfaction thereof.

                ARTICLE X - PRORATION AND ADJUSTMENTS; CLOSING COSTS

    SECTION 10.1. All items of income and expense including, but not limited to water and sewer connection charges, rents and other payments under the Leases, water and sewer charges, charges for electricity, gas, fuel oil, telephone, and other utilities and license fees (of transferable licenses), and charges under all Service Contracts in effect on the Closing Date shall be adjusted and apportioned between the parties hereto as of 11:59 P.M.

on the day immediately preceding the Closing, and the net amount thereof shall be added to or deducted from, as the case may be, the amount of the Purchase Price to be paid at the time of Closing. Taxes, general and special, are to be adjusted as aforesaid (and assumed by Purchaser as of the Closing
Date) according to the certificate of taxes issued by the appropriate governmental taxing authorities having jurisdiction of the Property, including, without limitation, assessments for any improvements which are levied or assessed prior to the Closing Date. In making the adjustments required by this Section, Seller shall receive credit for all prepaid expenses and similar items that are due on or after the Closing Date, and Seller shall be charged with any unpaid charges for the period prior to the Closing Date. In adjusting for uncollected rents, no adjustment shall be made in Seller's favor for rents which are accrued or are unpaid as of the time of Closing, but Purchaser shall make reasonable efforts (without being obligated to incur any costs or expenses which are not reimbursable by Seller) to collect any arrearages of rent existing on the Closing Date, and shall pay Seller such accrued and unpaid rents as and when collected by Purchaser after Closing (less reasonable expenses of collection thereof), it being understood that Purchaser shall not be deemed to have collected any such arrearages attributable to the period prior to the Closing Date until such time as the tenant(s) from whom the late rent is collected shall become current in the payment of all rents accruing after the Closing Date. Notwithstanding the foregoing, Seller shall have the right after the Closing Date to commence an action against any tenant to collect amounts due Seller from any such tenant with respect to periods of time prior to the Closing Date, provided that Seller shall not be entitled to dispossess any such tenant as a result of such action.

    On the Closing Date, Purchaser shall be fully credited for (i) reimbursement expenses and other sums owed by Seller to tenants for work which occurred prior to the Closing Date which Seller is obligated to reimburse tenants, or for work to be performed or allowances to be granted to any tenants upon or after the Closing Date pursuant to any Leases in existence as of the Execution Date (provided that Purchaser agrees to pay for any such work to be performed or allowances to be granted to any tenants under leases approved by Purchaser between the Execution Date and the Closing
Date), (ii) any commissions or brokerage fees payable upon or after the Closing Date in connection with any Leases in existence as of the Execution Date (provided that Purchaser agrees to pay for any such commissions or brokerage fees under leases approved by Purchaser between the Execution Date and the Closing Date), and (iii) rentals already received by Seller attributable to periods after the Closing Date. If real estate tax bills have not yet been received by Seller by the Closing Date or if supplemental taxes are assessed (or taxes are reduced) after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Purchaser shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the

Closing, then, if and only to the extent that Seller is obligated for the payment of said expenses pursuant to the terms of this Agreement, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing, and Purchaser shall have borne all expenses allocable to the period on and after the date of Closing. The provisions of this Section 9.2 shall survive the Closing for a period of one
(1) year.

    Not later than three (3) Business Days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income expense statement prepared by Seller, approved by Purchaser, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 10.1 and
(ii) the Closing Costs allocable to each of the parties pursuant to Section
10.4 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

    SECTION 10.2 Seller represents that EXHIBIT "D" sets forth a complete list of all security deposits and other deposits (and the interest thereon, if any) held by Seller under the Leases as of the Execution Date, to the extent not theretofore lawfully applied to cure a default by any tenants in accordance with the Leases (hereinafter collectively referred to as the "Security Deposits"). At the Closing, (i) the Purchase Price shall be adjusted to the credit of Purchaser in an amount equal to the total of the Security Deposits as of the Closing Date, and (ii) Seller shall assign in writing to Purchaser all of Seller's right, title and interest in and to the Security Deposits, and Purchaser shall assume in writing Seller's obligation for the refund or other proper application thereof as set forth in Sections
8.1 and 8.2 respectively.

    SECTION 10.3. At Closing, the net adjustment, if in favor of Seller, shall be paid to Seller in the same manner as the Purchase Price or, if in favor of Purchaser, shall be paid by setoff against the Purchase Price.

    SECTION 10.4. All costs associated with (i) the issuance of an owner's title insurance policy (without issuance of any endorsements to standard coverage), (ii) the preparation of the Survey, and (iii) State, county and municipal recordation tax and transfer tax with respect to the deed of conveyance of the Property to Purchaser shall be borne and paid one-half (1/2) by Seller and one-half (1/2) by Purchaser. Seller and Purchaser shall pay, respectively, the fees and expenses of its own attorneys in connection with negotiation and settlement of this Agreement. Purchaser shall pay any and all other fees and expenses associated with Closing unless Seller is otherwise expressly obligated by the terms of this Agreement to pay same, including, without limitation the costs of issuance of a mortgagee's title insurance policy and any endorsements to standard title insurance coverage provided to either Purchaser or its mortgagee, and the cost of the UCC Searches. If, on the Closing Date, title to the Property is not in the form required by this Agreement and the cause thereof is within the reasonable control of Seller, and such matters are not timely addressed by and at the sole expense of Seller in the manner required hereby, then, if Purchaser terminates this Agreement by reason of any such title matters, Seller will promptly pay all costs incurred for the title examination and survey of the Property in an amount not to exceed Eight Thousand Eight Hundred Dollars ($8,800.00).

                      ARTICLE XI - CASUALTY LOSS; CONDEMNATION

    SECTION 11.1. If, prior to Closing, all or any portion of the Property is taken by condemnation or eminent domain, (or is the subject of a pending taking which has not been consummated but only to the extent such a taking would materially interfere with the use and operation of the Property by Purchaser), Seller shall so notify Purchaser within three (3) days after the occurrence of such event. In such event, Purchaser shall have the option to terminate this Agreement upon written notice to Seller given not later than fifteen (15) days after receipt of such notice from Seller. If Purchaser elects to terminate this Agreement under Article IX or Article XI, then the Seller's Documents will be returned to Seller, any damage to the Property caused by Purchaser studies thereon shall be repaired by Purchaser, and the Deposit shall be returned to Purchaser and neither party shall have any further liability to the other (except as expressly provided herein). If Purchaser does not elect to terminate this Agreement as aforesaid, it shall accept title to the Property without any abatement of the Purchase Price whatsoever, in which event, at the Closing, all of the condemnation award, or right to such condemnation award, which have not been applied on account of any reasonably necessary repairs or restorations, shall be assigned by Seller to Purchaser and any moneys theretofore received by Seller in connection with such condemnation shall be paid over to Purchaser, except for rent loss coverage for periods prior to the Closing Date and proceeds used for reasonably necessary restorations or repairs.

    SECTION 11.2. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty shall be borne and assumed by Seller in the manner set forth herein. If prior to Closing any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall promptly notify Purchaser of such fact. In such event, and only in the event that the cost of restorations or repairs of said damage exceeds $100,000.00, Purchaser shall have the option to terminate this Agreement upon written notice to Seller given not later than fifteen (15) days after receipt of any such notice from Seller. If Purchaser does not elect to terminate this Agreement, Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep, all insurance proceeds payable with respect to such destruction (which shall then be repaired or not at Purchaser's option and cost), plus Seller shall pay over to Purchaser at Closing an amount equal to the deductible amount with respect to the casualty insurance (except for rent loss coverage for periods prior to the Closing Date, and insurance proceeds and the deductible amount applied by Seller for reasonably necessary restorations or repairs) and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Purchaser does not elect to terminate this Agreement by reason of any casualty, Purchaser shall have the right to participate in any adjustment of the insurance claim. Purchaser shall accept title to the Property without any abatement of the Purchase Price whatsoever, in which event, at the Closing, the insurance proceeds or right to such proceeds shall be assigned by Seller to Purchaser and any moneys theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser, except for rent loss coverage for periods prior to the Closing Date and proceeds used by Seller for reasonably necessary restorations or repairs incurred prior to the Closing Date. At Closing, Purchaser shall be entitled to a credit of Two Thousand Five Hundred Dollars ($2,500.00) for Seller's deductible under its casualty insurance policy, less any amount of expenses incurred by Seller prior to the Closing Date for reasonably necessary restorations or repairs of the Property. Seller represents to Purchaser that the deductible under its casualty insurance policy covering the Improvements is Two Thousand Five Hundred Dollars ($2,500.00).

                   ARTICLE XII - SELLER'S AND PURCHASER'S REMEDIES

    SECTION 12.1. IN THE EVENT THAT THIS TRANSACTION FAILS TO CLOSE AS A RESULT OF THE DEFAULT OF PURCHASER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, PURCHASER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT THIS TRANSACTION FAILS TO CLOSE AS A RESULT OF THE DEFAULT OF PURCHASER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (INCLUSIVE OF INTEREST EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT THIS TRANSACTION FAILS TO CLOSE AS A RESULT OF PURCHASER'S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO PURCHASER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (2) ESCROW AGENT SHALL DELIVER THE DEPOSIT (INCLUSIVE OF INTEREST EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (3) THIS AGREEMENT AND THE RIGHTS AND

OBLIGATIONS OF PURCHASER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE UPON THE COMPLETION OF THE OBLIGATIONS SET FORTH IN CLAUSES
(1) AND (2) ABOVE. SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 12.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

/s/                            /s/
_____________________          _____________________________
Seller's Initials              Purchaser's initials


    SECTION 12.2. If Seller defaults hereunder prior to Closing, and provided Purchaser is not in default hereunder, then Purchaser shall have the right either (i) to terminate this Agreement by giving written notice to Seller, whereupon Escrow Agent shall return the Deposit to Purchaser, this Agreement shall be null and void and the parties shall have no further liability to one another; or (ii) in lieu of terminating this Agreement, to pursue any remedy available to Purchaser hereunder, at law or in equity, including specific performance of this Agreement, without any reduction in the Purchase Price; provided, however, unless said failure by Seller is the result of the willful action or inaction of Seller in disregard of its obligations to Purchaser as set forth in this Agreement, Seller shall not be obligated to perform any work to the Property or to expend any monies other than as expressly set forth herein, and Seller shall be obligated only to deliver the Property to Purchaser on the Closing Date in the same "AS IS, WHERE IS" condition which existed on the Execution Date, and subject further to any changes in the condition of the Property caused by ordinary wear and tear or as set forth in
Article XI.

                            ARTICLE XIII - INDEMNIFICATION

    SECTION 13.1 Except for and subject to any limitation expressly set forth herein, Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and court costs, resulting from or in any way relating to Seller's ownership, maintenance, operation or leasing of the Property prior to the Closing Date, or from business done, transactions entered into or other events occurring prior to the Closing Date with respect to the ownership, management, operation, maintenance and repair of the Property, other than the debts, liabilities, claims and obligations which are being adjusted between Seller and Purchaser as of the Closing Date pursuant to this Agreement. Seller shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which Purchaser may reasonably request in order to more fully effectuate the indemnification provided for in this Agreement. The provisions of this Section 13.1 shall survive the Closing for a period of one (1) year from the Closing Date.

    SECTION 13.2 Except for and subject to any limitation expressly set forth herein, Purchaser hereby agrees to indemnify, defend and hold harmless Seller from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and court costs, resulting from or in any way relating to Purchaser's ownership, maintenance, operation or leasing of the Property on or after the Closing Date, or from business done, transactions entered into or other events occurring on or after the Closing Date with respect to the ownership, management, operation, maintenance and repair of the Property, other than the debts, liabilities, claims and obligations which are being adjusted between Seller and Purchaser as of the Closing Date. Purchaser shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which Seller may reasonably request in order to more fully effectuate the indemnification provided for in this Agreement. The provisions of this Section 13.2 shall survive the Closing for a period of one (1) year from the Closing Date.

                             ARTICLE XIV - AGENCY

    SECTION 14.1 Seller and Purchaser each represents and warrants to the other that it has not dealt with any real estate broker, agent, or finder, other than Scheer Partners, Inc. and CB Commercial Real Estate Group, Inc. (together, the "Brokers") in connection with this Agreement or the transactions contemplated by this Agreement. Seller represents and warrants to Purchaser that it shall pay all commissions, fees, and other payments due to the Brokers, as a result of the transactions contemplated by this Agreement, pursuant to a separate written agreement executed by and between said parties. Seller and Purchaser shall mutually indemnify and defend the other against any costs, claims or expenses, including reasonable attorney's fees, arising out of the breach on their respective part of any of their above representations in this paragraph. The obligations of Seller and Purchaser set forth above shall survive the Closing and the execution and delivery of the deed and shall not be merged therein for a period of one (1) year from the Closing Date.

                             ARTICLE XV - CONFIDENTIALITY

    SECTION 15.1 Purchaser agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Purchaser of any remedy hereunder, Purchaser shall (a) keep confidential the pendency of this transaction, the documents and information supplied by Seller to Purchaser and all studies and reports obtained by Purchaser as part of its due diligence investigations of Seller and the Property, (b) disclose such information only to Purchaser's agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors and title company personnel, with a need to know in connection with Purchaser's review and consideration of the Property, provided that Purchaser shall inform all persons receiving such information from Purchaser of the confidentiality requirement and (to the extent within

Purchaser's control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to the Closing, return promptly to Seller all Seller's Documents and all other documents and materials supplied by Seller. Disclosure of information by Purchaser shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Purchaser or its agents, employees, contractors, consultants or attorneys.

    SECTION 15.2. Seller agrees that both prior to and after the Closing, except as otherwise provided herein or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Purchaser and the identity of Purchaser and the relationship between Purchaser and the entity to which Purchaser may assign this Agreement or which Purchaser designates as the party to whom Seller shall convey the property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants or attorneys, as well as title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

                             ARTICLE XVI - MISCELLANEOUS

       SECTION 16.1. APPLICABLE LAW.

    This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

       SECTION 16.2. INTEGRATION; SURVIVAL.

    This Agreement constitutes the entire agreement between Seller and Purchaser pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof. Except as otherwise expressly set forth herein, the rights, powers, privileges, duties, obligations, commitments, representations and warranties set forth herein shall survive the Closing and the execution and delivery of the deed and shall not be merged therein for a period of one (1) year from the Closing Date.

                                          28
       SECTION 16.3. AMENDMENT.

    This Agreement may be modified or amended only with the written approval of Seller and Purchaser.

       SECTION 16.4. WAIVER.

    No failure by Seller or Purchaser to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition. No waiver shall affect or alter the remainder of this Agreement, but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

       SECTION 16.5. COUNTERPARTS.

    This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party. The parties agree that this Agreement (and any subsequent agreement of modification or amendment thereto) may be transmitted between them by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed copy of the Agreement containing the signatures (original or faxed) of all the parties is binding on the parties.

       SECTION 16.6. NOTICES.

    All notices hereunder shall be in writing and shall be delivered by hand or overnight delivery service or, if mailed, sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address set forth below, or at such other address as such parties shall have last designated by written notice to the other. Notices, demands, consents, approvals, and other communications shall be deemed given on the second (2nd) business day after being postmarked, if sent by mail, or on the date when received by the party to whom it is addressed (or the date on which delivery is refused, if attempted), if delivered by hand or by overnight delivery service. Seller or Purchaser each shall have the right to send any and all notices by electronic facsimile transmission ("Fax") to a party at the receiving number set forth below each party's name in this Section 16.6, as well as by sending such notices by another means of delivery as set forth herein. Any such notices transmitted by Fax shall be deemed given on the date of completion of the Fax (as evidenced by the telecopier confirmation sheet of the sender) provided that such Fax is confirmed within two (2) business days by a duplicate notice sent in a manner otherwise provided herein.

    To Seller:          AQUILA BIOPHARMACEUTICALS, INC.
                        365 Plantation Street
                        Worcester, Massachusetts 01605
                        Attention: Stephen DiPalma
                        Telephone: (508) 797-5777, ext. 513
                        Facsimile: (508) 797-4014

    With a copy to:     Shulman, Rogers, Gandal, Pordy &
                        Ecker, P.A.,
                        11921 Rockville Pike, Third Floor,
                        Rockville, Maryland 20852,
                        Attention: Edward M. Hanson, Esquire
                        Telephone: (301) 230-5210
                        Facsimile: (301) 230-2891

    To Purchaser:       Alexandria Real Estate Equities, Inc.
                        251 South Lake Drive, Suite 700
                        Pasadena, California 91101
                        Attention:   Joel S. Marcus
                                     Peter Nelson
                        Telephone:   (818) 578-0777
                        Facsimile:   (818) 578-0770

    With a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                        300 South Grand Avenue
                        Los Angeles, CA 90071 -3144
                        Attention:   Rand April
                        Telephone:   (213) 687-5060
                        Facsimile:   (213) 687-5600

    With a copy to:     Alexandria Real Estate Equities, Inc.
                        11440 West Bernardo Court, Suite 170
                        San Diego, California 92127
                        Attention:   Alan D. Gold
                        Telephone:   (619) 592-6801
                        Facsimile:   (619) 592-6814

    SECTION l6.7. SUCCESSORS BOUND.

    The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and permitted assigns.

    SECTION 16.8. ASSIGNMENT OF RIGHTS.

    This Agreement may be assigned by Purchaser to any third party without Seller's prior written consent, provided that, prior to the effective date of any such assignment (i) Purchaser shall deliver an executed copy of the instrument of assignment to Seller and (ii) the assignee shall execute, acknowledge and deliver to Seller (in a form reasonably satisfactory to Seller) an agreement whereby the assignee agrees to be bound by and to perform all of the obligations of purchaser as set forth in this Agreement. Such an assignment shall in no way relieve Purchaser of its duty to perform fully all of its obligations under this Agreement, and Purchaser and its assigns shall thereafter be jointly and severally liable for the obligations of the purchaser as described herein. Any assignment made in violation of this Section shall be without force or effect.

    SECTION 16.9. TIME.

    Time is of the essence in the performance of the obligations of each party as set forth in this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next day which is a business day. For all purposes of this Agreement, a "business day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Maryland.

    SECTION 16. 10. EXHIBITS.

    All Exhibits to this Agreement are incorporated herein by reference.

    SECTION 16.11. CAPTIONS.

    The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                                          31
    SECTION 16.12. INVALIDITY.

    If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable (other than a provision imposing limited liability upon a party), the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition shall be valid and enforceable to the fullest extent permitted by law.

    SECTION 16. 13. ESCROW AGENT.

    Escrow Agent's signature hereto constitutes acknowledgment of receipt of the Deposit only. Seller and Purchaser agree that Escrow Agent assumes no responsibility for, and shall not be liable for, the performance of the obligations of either Seller or Purchaser as contained in this Agreement. Escrow Agent is only obligated to hold the Deposit in escrow and to deliver it in the manner described herein. Escrow Agent may act upon any instrument or other writing (and upon signatures of the parties hereto) believed by it in good faith to be genuine, without any further duty of independent verification. In the event of any dispute with respect to the transactions described in this Agreement, Escrow Agent shall be entitled to deliver the Deposit to a court with appropriate jurisdiction without first acquiring the approval or either Seller or Purchaser, thereby relieving itself from all further duties or responsibilities with respect thereto.

    SECTION 16.14. POST CLOSING ACCESS TO RECORDS. Upon receipt by Seller of Purchaser's reasonably written request at any time and from time to time within a period of one (1) year after the Closing, Seller shall, at Seller's principal place of business, during Seller's normal business hours, make available to Purchaser for inspection and copying (at Purchaser's sole cost and expense) all of Seller's books and records for the period for which Purchaser is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission and/or Purchaser's auditors to the extent that such books and records and related information are in Seller's possession or control. Seller agrees to provide to Purchaser's auditor a representation letter, in substantially the form of EXHIBIT "K" attached hereto, regarding such books and records. The provisions of this
Section 16.14 shall survive the Closing for a period of one (1) year.


                              [SIGNATURES ON NEXT PAGE]

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on the day and year noted below for each, and the "Execution Date" of this Agreement shall be the latest date on which Seller and Purchaser shall have executed this Agreement.


                                            SELLER:
                                            AQUILA BIOPHARMACEUTICALS, INC.
WITNESS:

/s/ Stephen Di Palma                        By: /s/ ALISON TAUNTON-RIGBY
-----------------------                        ------------------------------
                                            Name:   ALISON TAUNTON-RIGBY
                                                 ----------------------------
                                            Title: PRESIDENT & CEO
                                                  ---------------------------
DATED: 9/29/97
      -----------------
                                            PURCHASER:
                                            ALEXANDRIA REAL ESTATE
                                            EQUITIES, INC.
WITNESS:

/s/ Gary A. Kreitzer                        By: /s/ ALAN D. GOLD
-----------------------                        ------------------------------
                                            Name: ALAN D. GOLD
                                                 ----------------------------
                                            Title: PRESIDENT
                                                  ---------------------------
DATED: SEPT 29, 1997
      -----------------

                            ACKNOWLEDGMENT BY ESCROW AGENT

    The undersigned joins in the execution of this Agreement solely to serve as the "Escrow Agent" pursuant to this Agreement and agrees to hold the Deposit in escrow and to disburse same in accordance with the provisions of this Agreement.

                                          Chicago Title Insurance Company

                                          By: /s/ Charles S. Carroccio Jr.
                                             ----------------------------
                                          Name: Charles S. Carroccio Jr.
                                               --------------------------
                                          Title: Office Counsel
                                                -------------------------
                                          Date: October 1, 1997
                                                ----------------

                             LIST OF EXHIBITS

    Exhibit "A"    -    Legal Description of the Land

    Exhibit "B"    -    List of Personal Property being Conveyed to Purchaser

    Exhibit "C"    -    Operating Statements for the Property (full 1996;
                        partial 1997)

    Exhibit "D"    -    Rent Roll and Description of Leases

    Exhibit "E"    -    List of Service Contracts (with copies thereof)

    Exhibit "F"    -    Qualifications to Seller's Representation re: Hazardous
                        Materials

    Exhibit "G"    -    Form of Tenant Estoppel Certificate

    Exhibit "H"    -    List of Approvals

    Exhibit "I"    -    List of Insurance Policies Maintained by Seller in
                        connection with its Ownership of the Property

    Exhibit "J"    -    Form of Special Warranty Deed

    Exhibit "K"    -    Form of Representation Letter

    Exhibit "L"    -    Form of Certificate of Seller and Purchaser

    Exhibit "M"    -    Form of Assignment of Leases

    Exhibit "N"    -    Form of Bill of Sale

                                     EXHIBIT "A"

                                 DESCRIPTION OF LAND

Those two (2) certain properties located in Montgomery County, Maryland more particularly described as follows:

Lot numbered Five (5) in Block lettered "A" in the subdivision known as "RED GATE INDUSTRIAL PARK" as shown on a plat thereof recorded in Plat Book 102, Plat 11503 among the Land Records of Montgomery County, Maryland, more commonly known as 3 Taft Court, Rockville, Maryland 20850.

Lot numbered Nine (9) in Block lettered "B" in the subdivision known as "RED GATE INDUSTRIAL PARK" as shown on a plat thereof recorded in Plat Book 114 at Plat 13548 among the Land Records of Montgomery County, Maryland, together with Access Easement for Lot Nine (9) across Lot Ten (10) as shown on the plat recorded at Plat Book 114 at Plat 13548 among the Land Records of Montgomery County, Maryland, more commonly known as 1500 East Gude Drive, Rockville, Maryland 20850.

                                     EXHIBIT "B"

             LIST OF PERSONAL PROPERTY BEING CONVEYED TO PURCHASER


                                          NONE

                                       EXHIBIT C

                                          TOTAL     1997 thru
                                           1996       8/31/97
                                       ----------   -----------
RENTAL INCOME:

    BBI @ 3 Taft Court                   268,840      193,013
    CBC @ 1500 EGD &  3 1/2 Taft          92,671      317,730
    Expense reimbursement                 42,089       73,405
                                       ----------   -----------
    Totals                               403,600      584,148

RENTAL EXPENSES:

    Mortgage payments                    112,731      366,224
    Depreciation                         136,976      103,188
    Real estate taxes                    101,437       69,772
    Insurance                             16,165       10,777
    Building maintenance                   7,195        6,827
    Building cleaning                      2,430            0
    Building security                     23,542            0
                                       ----------   -----------
    Totals                               400,476      556,788
                                       ----------   -----------
Net rental income/(loss)                   3,124       27,360
                                       ----------   -----------
                                       ----------   -----------

                                 EXHIBIT "D"

                      RENT ROLL AND DESCRIPTION OF LEASES

                                     EXHIBIT "E"

                List of Service Contracts (with copies thereof)


                                         NONE

                                    EXHIBIT F

    There is one underground tank used to store diesel fuel for emergency generators located behind 3 Taft Court.

                                     EXHIBIT "G"

                         Form of Tenant Estoppel Certificate

                                 ESTOPPEL CERTIFICATE

            THIS TENANT ESTOPPEL CERTIFICATE ("CERTIFICATE"), dated as of _______________, 1997, is executed by ______ ("TENANT") in favor of
Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its nominees, assignees and assigns (collectively, "BUYER") and in the favor of _______________-_______________________, a _______________ corporation, together with its nominees, designees and assigns (collectively, "LENDER").

                                   RECITALS

     A. Buyer and Aquila BioPharmaceuticals, Inc., a Delaware corporation ("LANDLORD"), have entered into that certain Purchase Agreement, dated as of _____________, 1997 (the "PURCHASE AGREEMENT"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Rockville, County of Montgomery, State of Maryland, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "PROPERTY").

     B. Tenant and Landlord (or its predecessor-in-interest) have entered into that certain Lease Agreement, dated as of ________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

    C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

    D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

    NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer and Lender as follows:

                                    AGREEMENT
          SECTION 1. LEASE.

     Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
____________________________________________________________________________
______________________________________________________________________.
(If none, please state "None.")

          SECTION 2. LEASED PREMISES.

     Pursuant to the Lease, Tenant leases those certain premises (the "LEASED PREMISES:") consisting of approximately _________________ (___________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [____________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

          SECTION 3. FULL FORCE OF LEASE.

     The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

          SECTION 4. COMPLETE AGREEMENT.

     The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

          SECTION 5. ACCEPTANCE OF LEASED PREMISES.

     Tenant has accepted possession and is currently occupying the Leased Premises.

          SECTION 6. LEASE TERM.

     The term of the Lease commenced on _________________ and ends on _______________, subject to the following options to extend: ________________
__________________________________________________________________.
(If none, please state "None.")

          SECTION 7. PURCHASE RIGHTS.

     Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:_________
_______________________________________________________________________________.
(If none, please state "None.")

          SECTION 8. RIGHTS OF TENANT.

     Except as expressly stated in this Certificate, Tenant:

     (a) has no right to renew or extend the term of the Lease;

     (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

     (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

          SECTION 9. RENT.

          (a) The obligation to pay rent under the Lease commenced on ____________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

          (b) Tenant is currently paying base rent under the Lease in the amount of _______________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:________________
_____________________________________________________.
(If none, please state "None.")

          (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is ______ percent (____%) and is currently being paid at the rate of ___________________ Dollars ($______) per month, payable to
_________________.

          (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: _________________________________________________________
____________________________________________________________________________
(If none, please state "None.")

          SECTION 10. SECURITY DEPOSIT.

     The amount of Tenant's security deposit held by Landlord under the Lease is ______________________ Dollars ($______).

          SECTION 11. PREPAID RENT.

     The amount of prepaid rent, separate from the security deposit, is _____________________ Dollars ($______ ), covering the period from
_________________ to _________________________.

          SECTION 12. INSURANCE.

     All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

          SECTION 13. PENDING ACTIONS.

     There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

          SECTION 14. TENANT IMPROVEMENTS.

     As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:_______________________________
____________________________________________________________________________.
(If none, please state "None.")

          SECTION 15. ASSIGNMENTS BY LANDLORD.

     Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Buyer or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Buyer or Lender solely is security for the purposes specified in said assignment and Buyer or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Buyer or Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Buyer or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Buyer or Lender in accordance with the terms of the Lease.

          SECTION 16. ASSIGNMENTS BY TENANT.

     Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

          SECTION 17. ENVIRONMENTAL MATTERS.

     The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating Tenant's business and in all events are generated, used stored and disposed of in accordance with all applicable laws.

          SECTION 18. SUCCESSION OF INTEREST.

     Tenant agrees that, in the event Buyer or Lender succeeds to interest of Landlord under the Lease:

          (a) Buyer or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

          (b) Buyer or Lender shall not be liable for the return of any security deposit;

          (c) Buyer or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

          (d) Buyer or Lender shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer or Lender;

          (e) Buyer or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

          (f) Buyer or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer or Lender's interest in the Property.

         SECTION 19. NOTICE OF DEFAULT.

     Tenant agrees to give Buyer and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer or Lender shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within such sixty (60) day period, such sixty (60) day period shall be extended so long as Buyer or Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

          SECTION 20. NOTIFICATION BY TENANT.

     From the date of this Certificate and continuing until ___________, Tenant agrees to immediately notify Buyer and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

If To Buyer:     Alexandria Real Estate Equities, Inc.
                 251 South Lake Avenue, Suite 535
                 Pasadena, California 91101
                 Attention: Joel S. Marcus

With A Copy To:  Skadden, Arps, Slate, Meagher & Flom LLP
                 300 South Grand Avenue, Suite 3400
                 Los Angeles, California 90071
                 Attention: Rand S. April

If To Lender:
                 -----------------------------------------

                 -----------------------------------------

                 -----------------------------------------
                 Attention:
                            ------------------------------

     Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer and Lender in agreeing to purchase the Property.

     Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                     TENANT

                                     -------------------------------------

                                     By:
                                        ----------------------------------
                                     Name:
                                     Its:

                                       EXHIBIT H

None

                                      EXHIBIT I

Package Policy, including:

    Property & Casualty
    General Liability
    Rent Loss

Boiler & Machinery

Umbrella Liability

Excess Umbrella Liability

                                      EXHIBIT J"

                            FORM OF SPECIAL WARRANTY DEED

                                SPECIAL WARRANTY DEED

                                                     -------------------------
                                                     Tax Account No./Parcel ID

     Made this __ day of ________________ , 1997, by and between AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, party of the first part, and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, party of the second part:

     Witnesseth, that in consideration of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00), the receipt of which is hereby acknowledged, and which the party of the first part certifies under the penalty of perjury as the actual consideration paid, the said party of the first part does hereby grant, convey, bargain and sell unto the party of the second part, its successors and assigns in fee simple absolute all that improved property situate, lying and being in Montgomery County, State of Maryland and more particularly described on EXHIBIT "A", attached hereto and made a part hereof for all purposes (the "PROPERTY");

     SUBJECT to covenants, easements, rights of way and restrictions of record.

     TO HAVE AND TO HOLD the Property hereby intended to be conveyed, together with the buildings and improvements thereupon erected, made or being, and all and every title, rights, privileges, appurtenances and advantages "thereunto belonging, or in any wise appertaining, unto and for the proper use only, benefit and behoof forever of said party of the second part, its successors and assigns, in fee simple absolute.

    AND the said party of the first part covenants that it will warrant specially the property hereby conveyed, and that it will execute such further assurances of the Property as may be requisite or necessary.

    IN TESTIMONY WHEREOF, the said party of the first part has set its hand and seal the year and day first above written.

                                  AQUILA BIOPHARMACEUTICALS, INC.,
                                  a Delaware corporation

                                                                     (SEAL)
----------------------------       ----------------------------------
                                   By:

                                                                     (SEAL)
----------------------------       ----------------------------------
                                   By:

STATE OF _______________ )
COUNTY OF _______________) SS.

         I HEREBY CERTIFY that on this ___ day of _____________, 1997, before me, the undersigned officer, a Notary Public in and for the State and County aforesaid, personally appeared __________________, who acknowledged himself to be the ______________________ of AQUILA BIOPHARMACEUTICALS, INC., and that he, as such officer, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

                                   WITNESS MY HAND AND NOTARIAL SEAL.

                                   ----------------------------------
                                                             , Notary

                                     EXHIBIT "K"

                            FORM OF REPRESENTATION LETTER

                                      EXHIBIT K
Date

Ernst & Young LLP
2049 Century Park East
Suite 1700
Los Angeles, CA 90067

Re: The statement of revenue and certain expense of "NAME OF PROPERTY"

In connection with your audits of the statement of revenue and certain expenses of "NAME OF PROPERTY" for the period, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form an opinion whether the statement of revenue and certain expenses presently fairly, in all material respects, the results of operations of "NAME OF PROPERTY" in conformity with generally accepted accounting principles and accordingly, we make the following representations, which are true to the best of our knowledge and belief.

GENERAL

We recognize that, as members of management of "NAME OF PROPERTY" we are responsible for the fair presentation of its statement of revenue and certain expenses. We believe the statement of revenue and certain expenses is fairly presented in conformity with generally accepted accounting principles applied on a consistent basis.

We have provided to your representatives all financial records and related data.

We had no plans or intentions that would have materially affect all carrying value or classification of the property's assets and liabilities.

INTERNAL CONTROL

There are no material transactions that have not been properly recorded in the accounting records underlying the statement of revenue and certain expenses. There are no material weaknesses in internal control, including any for which we believe the cost of corrective actions exceeds the benefits. There have been no significant changes in internal controls since the date of acquisition.

                                                                          Page 2
Ernst & Young LLP                                         ________________, 1997

RISKS AND UNCERTAINTIES

To the best of our knowledge there are no risks and uncertainties related to certain significant estimates and current vulnerabilities due to certain concentrations that have not been disclosed.

RECEIVABLES

Adequate provision has been made for material losses, costs and expenses that may be incurred subsequent to the date of acquisition for uncollectible accounts and discounts, etc., that may be incurred in the collection of receivables at that date.

CONTINGENT LIABILITIES

There are no unasserted claims or assessments, including those our lawyers have advised us of, that are probable of assertion and must be disclosed.

There have been no violations or possible violations of laws or regulations in any jurisdiction whose effects should be considered for disclosure in the statement of revenue and certain expenses or as a basis for recording a loss contingency.

There are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed.

IRREGULARITIES

There have been no irregularities involving management or employees who have significant roles in internal control. There have been no irregularities involving other employees that could have a material effect on the statement of revenue and certain expenses.

There are no instances where any officer of employee of "NAME OF PROPERTY" has an interest in a company that which "NAME OF PROPERTY" does business that would be considered a "conflict of interest." Such an interest would be contrary to "NAME OF PROPERTY" policy.

SUBSEQUENT EVENT

No event or transactions have occurred since the date of acquisition or are pending that would have a material effect on the financial statement at that date or for the period then ended, or that are of such signifcance in relation to "NAME OF PROPERTY" affairs to require mention in a note to the statement of revenue and certain expenses in order to make them not misleading regarding the results of operations of "NAME OF PROPERTY".

                                                                          Page 3
Ernst & Young LLP                                         ________________, 1997

We understand that your audits were conducted in accordance with generally accepted auditing standards as defined and described by the American Institute of Certified Public Accountants and were, therefore, designed primarily for the purpose of expressing an opinion on the statement of revenue and certain expenses of "NAME OF PROPERTY" taken as a whole, and that your tests of the accounting records and other auditing procedures were limited to those that you considered neccessary for that purpose.

Very truly yours,

------------------------------

    By:
       ---------------------------
       By:
          ------------------------

              By:
                 -----------------

------------------------------

    By:
       ---------------------------
       By:
          ------------------------

              By:
                 -----------------

------------------------------

    By:
       ---------------------------
       By:
          ------------------------

              By:
                 -----------------

                                     EXHIBIT "L"

                     FORM OF CERTIFICATE OF SELLER AND PURCHASER

                          SELLER'S [PURCHASER'S] CERTIFICATE

     The undersigned hereby certifies to ALEXANDRIA REAL ESTATE EQUITIES, INC. ("Buyer") [AQUILA BIOPHARMACEUTICALS, INC. ("Seller")] that, as of the date hereof,

     (i) all of the representations, covenants and warranties of AQUILA BIOPHARMACEUTICALS, INC. ("Seller") [ALEXANDRIA REAL ESTATE EQUITIES, INC. ("Buyer")] made in or pursuant to that certain Purchase Agreement, dated as of ________________, 1997, between Seller and Buyer (the "Agreement") are true, accurate, correct and complete in all material respects, except as otherwise expressly disclosed in the schedule of exceptions attached to this Certificate;

     (ii) all conditions to the Closing (as such term is defined in the Agreement) that Seller [Buyer] was to satisfy or perform have been satisfied and performed in all material respects, except as otherwise expressly disclosed in the schedule of exceptions attached to this Certificate; and

     (iii) all conditions to the Closing that Buyer [Seller] was to satisfy or perform to obligate Seller [Buyer] to consummate the Closing have been satisfied and performed in all material respects, except as otherwise expressly disclosed in the schedule of exceptions attached to this Certificate.


Dated:                               AQUILA BIOPHARMACEUTICALS, INC.
      ---------------                [ALEXANDRIA REAL ESTATE EQUITIES, INC.]

                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                     EXHIBIT "M"

                             FORM OF ASSIGNMENT OF LEASES

                      ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

     THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS ("ASSIGNMENT") is entered into as of the __day of _____________, 1997, by and between AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation ("ASSIGNOR"), and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("ASSIGNEE").

                                   R E C I T A L S

     WHEREAS, Assignor (or its predecessor-in-interest), as landlord, has entered into those certain leases identified on Exhibit " __" attached hereto and incorporated herein by reference (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the "LEASES"), for certain property located in the City of Rockville, County of Montgomery, State of Maryland;

     WHEREAS, Assignor and Assignee have entered into that certain Purchase
Agreement, dated as of             , 1997 (the "PURCHASE AGREEMENT"); and

     WHEREAS, the Purchase Agreement requires Assignor and Assignee to execute this Assignment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

                                    AGREEMENT

    1. ASSIGNMENT AND ASSUMPTION. Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (i) the Leases and (ii) all security deposits made under the Leases (the "SECURITY DEPOSITS"), which assignment shall be effective from and after the date hereof for the remainder of the term of each of the Leases. Subject to the terms and conditions of the Purchase Agreement, Assignee hereby accepts this Assignment of the Leases and Security Deposits and the rights granted herein. Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the Leases and agrees to
(a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

     2. INDEMNIFICATIONS. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Assignee in connection with the Leases and arising prior to the Closing (as defined in the Purchase Agreement). Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Assignor in connection with the Leases and arising on or after the Closing.

     3. GENERAL PROVISIONS.

          a. SUCCESSORS. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          b. COUNTERPARTS. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          c. GOVERNING LAW. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

     IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.

                                       ASSIGNOR

                                       AQUILA BIOPHARMACEUTICALS, INC.
                                       a Delaware corporation

                                       By:
                                          ----------------------------
                                       Name:
                                       Its:

                                       ASSIGNEE

                                       ALEXANDRIA REAL ESTATE EQUITIES,
                                       INC., a Maryland corporation

                                       By:
                                          ----------------------------
                                       Name:
                                       Its:

                                     EXHIBIT " "
                       (to Exhibit "M" -- Assignment of Leases)

                                    LIST OF LEASES

    1. [Name of Lease], dated as of ______, by and between ____________________ and ______________.

    2. [Name of Lease], dated as of ______ , by and between ____________________ and ______________.

    3. [Name of Lease], dated as of ______ , by and between ____________________ and ______________.

                                     EXHIBIT "N"

                                 FORM OF BILL OF SALE

                                     BILL OF SALE

    THIS BILL OF SALE ("BILL OF SALE") is made as of the ____ day of ______________, 1997, by AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation ("SELLER"), to ALEXANDRIA REAL ESTATE EQUITIES,
[INC., a Maryland partnership ("BUYER").

                                R E C I T A L S

     WHEREAS, Seller is the owner of that certain real property located in the City of Rockville, County of Montgomery, State of Maryland (the "REAL PROPERTY"), as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference;

     WHEREAS, Buyer and Seller have entered into that certain Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of _______________, 1997, with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property; and

     WHEREAS, the Purchase Agreement requires Seller to convey all of Seller's right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

                                  A G R E E M E N T

    1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

    2. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign, convey, set over and deliver unto Buyer all of Seller's right, title and interest in and to:

         a. all of that certain tangible personal property now owned by Seller and located on the Land or Improvements or attached thereto, and used in connection with the use, operation, maintenance or repair thereof, (collectively, the "PERSONAL PROPERTY"), all as more particularly described on Exhibit "B" attached hereto and incorporated herein by reference; and

          b. all of that certain intangible property now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, including, without limitation, the Leases and the Service Contracts, building names, architectural, site, landscaping or other permits, applications, authorizations and other entitlement, transferable guarantees and warranties covering the Land and/or Improvements, together with all transferable contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts (collectively, the "INTANGIBLE PROPERTY" and, together with the Personal Property, the "PROPERTY").

     3. Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and the Service Contracts and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect thereto and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

     4. Seller represents and warrants that the Property is free and clear of all options, liens, mortgages, pledges, security interests, covenants, prior assignments, encumbrances and claims of any nature, other than the Permitted Exceptions.

     5. Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Buyer in connection with the Property and arising prior to the Closing. Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Seller in connection with the Property and arising on or after the Closing.

     6. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     7. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

    IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

                                   SELLER:

                                   AQUILA BIOPHARMACEUTICALS, INC.,
                                   a Delaware corporation

                                   By:
                                      ----------------------------
                                      Name:
                                      Its:

                                   BUYER:

                                   ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                   a Maryland corporation

                                   By:
                                      ----------------------------
                                      Name:
                                      Its: